UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2013, the Company appointed Mr. Michael Volkov to its Board of Directors.

Michael Volkov.

Mr. Volkov (age 55), CEO and owner of The Volkov Law Group, LLC, has over 30 years of experience in practicing law. A former federal prosecutor and veteran white collar defense attorney, he has expertise in areas of compliance, internal investigations and enforcement matters. Mr. Volkov spent 17 years as a federal prosecutor in the U.S. Attorney's Office for the District of Columbia. As an Assistant US Attorney, he had over 75 jury trials and extensive federal court experience. He also served on the Senate and House Judiciary Committees as the chief crime and terrorism counsel for the respective committees. In addition, Mr. Volkov served as a deputy assistant attorney general in the Office of Legislative Affairs of the U.S. Department of Justice (DOJ) and as a trial attorney in the DOJ's Antitrust Division.

Michael Volkov maintains a highly popular FCPA blog – Corruption, Crime & Compliance. He is a regular speaker at events around the globe, and is frequently cited in the media for his knowledge on criminal issues, enforcement matters, compliance and corporate governance.

In February 2013, Michael Volkov created the Volkov Law Group, a firm specializing in compliance, internal investigations and white collar defense, including the Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act, antitrust criminal, health care fraud, off-label marketing of pharmaceuticals and medical devices, securities, export controls and sanctions, environmental enforcement, and other emerging compliance and enforcement issues.

The new director will receive a stock option grant under the Company’s 2007 Stock Option Plan. The grant enables the new director to acquire 1,000,000 shares of common stock at $0.22 price per share.

There was no arrangement or understanding between the newly appointed director and any other person(s) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new director and any other director or executive officer of the Company. Except as stated herein, there is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On September 18, 2013, the Company issued the Press Release with respect to Michael Volkov joining the Board of Directors of US Precious Metals, Inc., which is attached hereto as Exhibit 99.1

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated September 18, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: September 18, 2013